UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Soliciting Material Pursuant to § 240.14a-12

BG STAFFING, INC.

(Name of Registrant as Specified In Its Charter)

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BG STAFFING, INC.

Notice of 2015 Annual Meeting of Stockholders

Thursday, May 7, 2015
2 P.M. EST,
Le Parker Meridien Hotel
119 West 56th Street
New York, New York 10019

The 2015 Annual Meeting of Stockholders of BG Staffing, Inc. will be held on Thursday, May 7, 2015, at 2:00 PM EST, at the Le Parker Meridien Hotel, 119 West 56th Street, New York, New York 10019, for the following purposes:

1.	To elect the Class I director nominated by the Board of Directors;

2.
To amend BG Staffing’s Bylaws to provide for reimbursement to the Company and certain other persons of litigation expenses with respect to unsuccessful proceedings involving stockholders and certain other persons;

3.	To ratify the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

4.	To transact other business that properly comes before the meeting.

Only stockholders of record at the close of business on March 16, 2015, are entitled to receive notice of and to vote at the annual meeting and at any and all adjournments or postponements thereof.

The Notice of Annual Meeting and Proxy Statement for the Annual Meeting is being made available to our stockholders on or about March 26, 2015 on the Internet or, upon request, in printed form by mail. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card and on the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important, and whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by mail (if you received paper copies of the proxy materials). Instructions regarding both methods of voting are included in the Notice, the proxy card and the proxy statement.

Thank you in advance for voting and for your support of BG Staffing.

By order of the Board of Directors,

/s/ Michael A. Rutledge

Michael A. Rutledge
Chief Financial Officer and Secretary
March 26, 2015
Plano, Texas

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING PROCEDURES		1
PROPOSAL ONE:	ELECTION OF DIRECTORS	4
BOARD INFORMATION		7
DIRECTOR COMPENSATION		9
CORPORATE GOVERNANCE		10
PROPOSAL TWO:	TO AMEND THE COMPANY’S BYLAWS TO PROVIDE FOR REIMBURSEMENT TO THE COMPANY AND CERTAIN OTHER PERSONS OF LITIGATION EXPENSES WITH RESPECT TO UNSUCCESSFUL PROCEEDINGS INVOLVING STOCKHOLDERS AND CERTAIN OTHER PERSONS	12
PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		13
AUDIT COMMITTEE REPORT		15
EXECUTIVE OFFICERS		16
RELATED PERSON TRANSACTIONS		22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		25
SUBMISSION OF STOCKHOLDER PROPOSALS		27
OTHER BUSINESS		28
ANNEX A – PROPOSED AMENDMENT TO BYLAWS

BG STAFFING, INC.
5000 Legacy Drive, Suite 350
Plano, Texas 75024
(Principal Executive Offices)

PROXY STATEMENT
_____________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by BG Staffing, Inc., on behalf of its Board of Directors (the “Board”), for the 2015 Annual Meeting of Stockholders. This proxy statement and related proxy materials are being made available to our stockholders on the Internet or, upon request, mailed to our stockholders on or about March 26, 2015.
QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING AND VOTING PROCEDURES
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available on the Internet. If you received the Notice by mail and would prefer to receive a printed copy of our proxy materials, please follow the instructions for requesting printed copies included in the Notice. The Notice also contains instructions on how to access and review all of the important information contained in the proxy materials provided on the Internet, including how you may submit your proxy over the Internet.
Who may vote?

Stockholders of record as of the close of business on March 16, 2015, the record date for the annual meeting, may vote at the meeting. Each share of common stock entitles the holder to one vote per share. As of March 16, 2015 there were 6,598,145 shares of our common stock outstanding.
What constitutes a quorum?

The holders of a majority of our outstanding shares of common stock entitled to vote at the annual meeting must be represented at the annual meeting in person or by proxy to have a quorum. Any stockholder present at the annual meeting, either in person or by proxy, but who abstains from voting, will be counted for purposes of determining whether a quorum exists.
How do I vote?

You cannot vote your shares of common stock unless you are present at the meeting or you have previously given your proxy. You can vote by proxy in one of the following two convenient ways:

•	by mail – if you received your proxy materials by mail, you can vote by mail by completing, signing, dating and returning the proxy card in the enclosed envelope; or

•	on the Internet, by visiting the website shown on the Notice or the proxy card and following the instructions.

BG STAFFING – 2015 Proxy Statement – 1

How will the proxies be voted?

All properly executed proxies, unless revoked as described below, will be voted at the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:

•	“FOR” the election of L. Allen Baker, Jr. as Class I director;

•
“FOR” the amendment of the Company’s Bylaws to provide for reimbursement to the Company and certain other persons of litigation expenses with respect to unsuccessful proceedings involving stockholders and certain other persons; and

•	“FOR” the ratification of the Audit Committee’s appointment of Whitley Penn LLP as our independent registered public accounting firm for 2015.
The proxy holders will use their discretion on any other matters that properly come before the meeting. Unless otherwise stated, all shares represented by your completed, returned, and signed proxy will be voted as described above. If you are voting on the Internet, the proxies will be voted in accordance with your voting instructions. If you are voting on the Internet, your voting instructions must be received by 11:59 p.m., Eastern Daylight Time, on May 6, 2014.
How may I revoke my proxy?

You may revoke your proxy at any time before or at the annual meeting (in each case, before the vote at the annual meeting) by:

•	Delivering a signed, written revocation letter, dated later than the proxy, to Michael A. Rutledge, Chief Financial Officer and Secretary, at 5000 Legacy Drive, Suite 350, Plano, Texas 75024 ;

•	Voting at a later time on the Internet, if you previously voted on the Internet; or

•	Attending the meeting and voting in person or by proxy. Attending the meeting alone will not revoke your proxy.
How many votes must each proposal receive to be adopted?

The election of our Class I director requires the affirmative vote of a plurality of the shares of common stock cast at the meeting. You may only vote “FOR” or “WITHHELD” with respect to election of directors, and as a result, there will not be any abstentions on this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Under our Bylaws, the amendment to the Bylaws requires the affirmative “FOR” vote of the holders of at least 51% of the issued and outstanding shares of our common stock. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.
A majority of the votes cast is required to ratify Whitley Penn LLP as our independent registered public accounting firm. Broker non-votes and abstentions will have no effect on the outcome of the vote to ratify Whitley Penn.
What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, or customers, do not receive voting instructions from the customers. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists.

BG STAFFING – 2015 Proxy Statement – 2

Your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of directors. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.
Who is soliciting this proxy?

The Board is soliciting this proxy. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic mail or personal interview. The Company will bear the cost of any solicitation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

BG STAFFING – 2015 Proxy Statement – 3

PROPOSAL ONE:	ELECTION OF DIRECTORS
What is the organizational structure of the Board?

The number of directors currently constituting our entire Board is five. The directors are divided into three classes. In general, directors in each class serve for a term of three years.

How many directors are to be elected?

One Class I director is to be elected by our stockholders.

Who is the board nominee?

Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated L. Allen Baker, Jr., our President and Chief Executive Officer, to be re-elected as Class I director by the stockholders. Mr. Baker has agreed to stand for re-election. However, should he become unable or unwilling to accept nomination or election, the shares of common stock voted for Mr. Baker by proxy will be voted for the election of a substitute nominee whom the proxy holders believe will carry out our present policies. Our Board has no reason to believe that Mr. Baker will be unable or unwilling to serve if elected, and, to the knowledge of the Board, Mr. Baker intends to serve the entire term for which election is sought.

We urge you to vote “FOR” Mr. Baker as Class I director.

L. Allen Baker, Jr.

President and Chief Executive Officer
Age: 65
Director Since: 2013
L. Allen Baker, Jr. joined the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) in 2008 while serving as the Executive Vice President/CFO of Impact Confections, Inc., a confections manufacturing company in Colorado, a position Mr. Baker held from 2002 through 2009 and was appointed to the Board in November 2013. He began serving as President and Chief Executive Officer of BG Staffing in 2009. From 1985 to 2002, Mr. Baker served as Executive Vice President and Chief Financial Officer of Piping Design Services, Inc. d/b/a PDS Technical Services, a national, privately held staffing company headquartered in the Dallas/Fort Worth area, with operations in 43 states. Prior to this position, he worked at Core Laboratories, Inc. as the Corporate Controller from 1980 to 1985 and as Data Processing Manager from 1976 to 1980. Mr. Baker held several computer programmer positions prior to joining Core Laboratories, Inc. He has a Bachelor of Science in Mathematics with a minor in Computer Information Systems from West Texas State University and an Master of Business Administration from the University of Dallas.

The Board believes that Mr. Baker should serve as a member of the Board due to his extensive experience in the temporary staffing industry.

Who are the continuing members of the Board?

The terms of the following four members of our Board will continue past the Annual Meeting.

BG STAFFING – 2015 Proxy Statement – 4

Term to Expire at the 2016 Annual Meeting:

Richard L. Baum, Jr.

Independent Director
Age: 54
Director Since: 2013
Committees Served: Audit Committee, Compensation Committee (Chair), Nominating and Corporate Governance Committee (Chair)

Richard L. Baum, Jr. served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) since its inception and was appointed to serve on the Board in November 2013. Mr. Baum joined Taglich Private Equity LLC in 2005 and currently is an active director with a number of private companies where Taglich has an investment. Prior to joining Taglich, Mr. Baum led a group that purchased a private equity portfolio from Transamerica Business Credit. From 1998 to 2003, Mr. Baum was a Managing Director in the small business merger and acquisition practices of Wachovia Securities and its predecessor, First Union Securities. From 1988 through 1998, Mr. Baum was a Principal with the Mid-Atlantic Companies, Ltd., a financial services firm acquired by First Union in 1998. Mr. Baum received a Bachelor of Science from Drexel University and a Master of Business Administration from the Wharton School of the University of Pennsylvania. We believe that Mr. Baum should serve as a member of the Board due to the perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the company and due to his ability to assist with the evaluation of potential acquisitions.

Paul A. Seid

Independent Director
Age: 67
Director Since: 2014
Committees Served: Compensation Committee, Nominating and Corporate Governance Committee

Since 2010, Mr. Seid has served on the board of BioVentrix, a medical device company. For the past two years he has served as Chief Executive Officer of RST Automation, a hospital instrumentation automation developer which was established 2004. For the past fifteen years he has been President of Strategic Data Marketing, a research and data collection company. He has also founded, bought and/ or sold over twenty companies in Asia, Europe, North, and South America. Mr. Seid graduated from Queen’s College, a division of the City University of New York, in 1968 with a Bachelor’s degree in Political Science. Mr. Seid has held numerous other board and consulting positions. We believe that Mr. Seid should serve as a member of the Board due to his extensive experience growing diverse businesses.

Term to Expire at the 2017 Annual Meeting:

C. David Allen, Jr.

Independent Director
Age: 51
Director Since: 2014
Committees Served: Audit Committee, Compensation Committee

Since 2015, Mr. Allen has served as Chief Financial Officer of Graebel Vanlines Holdings, LLC, a provider of commercial and residential logistics, moving and storage services.  Prior to Graebel, from 2009 to 2015, Mr. Allen has served as an officer of Snelling Services, LLC, a workforce solutions, contract and temporary staffing services provider. From 2010 to the present, Mr. Allen has served as President and Chief Executive Officer. From 2009 to 2010 he served as Chief Financial Officer. Prior to Snelling, Mr. Allen served for three years as Chief Operating Officer and six years as Chief Financial Officer for Telvista Inc., a business process outsourcer providing customer relationship management solutions. He earned a Master of Business Administration from the Tuck School at Dartmouth College in 1993 and received a Bachelor of Business Administration from Stephen F. Austin State University with honors in 1986. We believe that Mr. Allen should serve as a member of the Board due to his extensive experience in the temporary staffing industry.

BG STAFFING – 2015 Proxy Statement – 5

Douglas E. Hailey

Independent Director
Age: 53
Director Since: 2013
Committees Served: Audit Committee (Chair), Nominating and Corporate Governance Committee

Douglas E. Hailey served on the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) since its inception and was appointed to the Board in November 2013. Mr. Hailey is the managing director of Taglich Private Equity LLC. Mr. Hailey joined Taglich Brothers, Inc. in 1994 as Head of Investment Banking. He co-led the private equity initiative in 2001 and currently participates in evaluating and executing new investments. Prior to joining Taglich Brothers, Mr. Hailey spent five years with Weatherly Financial Group, assisting in sponsoring leveraged buyouts and five years in structured finance lending at Heller Financial and the Bank of New York. He received a Bachelor of Business Administration from Eastern New Mexico University and a Master of Business Administration in Finance from the University of Texas. We believe that Mr. Hailey should serve as a member of the Board due to the perspective and experience with our ongoing operations and strategy that he has obtained through his prolonged service to the company and due to his ability to assist with the evaluation of potential acquisitions.

BG STAFFING – 2015 Proxy Statement – 6

BOARD INFORMATION

Independent Directors
Our Board has determined that the following directors are “independent” as defined under the rules of the NYSE MKT: Richard L. Baum, Jr., Paul A. Seid, C. David Allen, Jr., and Douglas E. Hailey. The table below includes a description of categories or types of transactions, relationships or arrangements considered by our Board in reaching its determination that the directors are independent.

Name	Independent	Transactions/Relationships/Arrangements
C. David Allen, Jr.	Yes	None
Richard L. Baum, Jr.	Yes	None
Douglas E. Hailey	Yes	See “Related Person Transactions”
Paul A. Seid	Yes	None

Board Meetings

During 2014, our Board met four times, including regularly scheduled and special meetings, and acted ten times by unanimous written consent. Each director attended all meetings of the Board during his or her service as a director. All of our directors attended more than 75% of the aggregate of the total number of meetings of the Board (during the period during which such director served) and the total number of meetings of the Board committees on which they serve (during the period during which such director served).

Board Leadership and Role in Risk Oversight

Meetings of our Board are presided over by L. Allen Baker, Jr. The Board does not have a lead independent director. Our Board believes that L. Allen Baker, Jr. is currently best situated to preside over meetings of the Board because of his familiarity with our business and ability to of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Our Board oversees the risk management activities designed and implemented by our management. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board delegates to the Audit Committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Committees of the Board of Directors

 The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees reports to the board of directors as they deem appropriate and as the board may request. The composition, duties and responsibilities of these committees are set forth below.

 Audit Committee

 The Audit Committee is responsible for, among other matters: (1) appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them; (2) overseeing our independent registered public accounting firm’s qualifications, independence and performance; (3) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (4) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory

BG STAFFING – 2015 Proxy Statement – 7

requirements; (5) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (6) reviewing and approving related person transactions.

Our Audit Committee consists of C. David Allen, Jr., Richard L. Baum, Jr. and Douglas E. Hailey. We believe that each qualifies as independent directors according to the rules and regulations of the SEC and NYSE MKT with respect to audit committee membership. We also believe that Mr. Hailey qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Audit Committee held four regularly scheduled meetings in 2014.
 Compensation Committee

 The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans, including our 2013 Long-Term Incentive Plan. The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee may invite such members of management to its meetings as it deems appropriate. However, the Compensation Committee meets regularly without such members present, and in all cases no officer may be present at meetings at which such officer’s compensation or performance is discussed or determined. The Committee has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities. Neither the Compensation Committee nor management engaged a compensation consultant with respect to the 2014 fiscal year.

 Our Compensation Committee consists of C. David Allen, Jr., Richard L. Baum, Jr. and Paul A. Seid. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Compensation Committee acted by unanimous written consent three times in 2014.

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee, which identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan. Our Nominating and Corporate Governance Committee charter defines the committee’s primary duties. The Nominating and Corporate Governance Committee will evaluate nominees for director, including nominees recommended by stockholders, using all relevant criteria, including diversity of experience and background. The Nominating and Corporate Governance Committee will consider any director candidates recommended by the Company’s stockholders provided that the notice and information requirements specified by Section 2.06(b)–(c) of the Bylaws (relating to direct stockholder nominations) are complied with. Our Nominating and Corporate Governance Committee consists of Richard L. Baum, Jr., Douglas E. Hailey, and Paul A. Seid. A copy of the Nominating and Corporate Governance Committee’s charter is posted on our website at www.bgstaffing.com. The information on our website is not part of this Proxy Statement.

The Nominating and Corporate Governance Committee was formed in late 2014 in connection with our listing on the NYSE MKT and held no meetings in 2014.

Other Committees

 Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

 Family Relationships

There are no family relationships among any of our executive officers or any of our directors.

BG STAFFING – 2015 Proxy Statement – 8

DIRECTOR COMPENSATION

Set forth below is a summary of the components of compensation payable to our non-management directors. For a discussion of compensation of L. Allen Baker, Jr., who serves as director and President and Chief Executive Officer, see “Executive Officers.”

Cash Compensation

We reimburse each member of the Board for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including, without limitation, travel, lodging and meal expenses. Each director who is not also an employee or officer of the Company is also entitled to (i) annual retainer of $15,000 for their service on the board, and (ii) an annual retainer of $5,000 for each committee on which the director serves.

Equity Compensation

On February 6, 2014, the Compensation Committee granted nonqualified stock options to Douglas E. Hailey (11,498 options with a $6.25 exercise price per share) and Richard L. Baum, Jr. (5,897 options with a $6.25 exercise price per share). The nonqualified stock options will expire on February 6, 2024, vested in full on the date of grant, and are subject to the terms and conditions set forth in the 2013 Long-Term Incentive Plan (the “2013 Plan”) and in the Nonqualified Stock Option Agreement (Vested) between the Company and each option recipient.

On August 19, 2014, the Compensation Committee granted nonqualified stock options to the following directors of the Company: Douglas E. Hailey (7,500 options with a $7.10 exercise price per share), Paul A. Seid (7,500 options with a $7.10 exercise price per share), C. David Allen, Jr. (7,500 options with a $7.10 exercise price per share) and Richard L. Baum, Jr. (7,500 options with a $7.10 exercise price per share). The nonqualified stock options will expire on August 19, 2024, one-quarter of the non-qualified stock options vested on August 19, 2014 and the remainder of the nonqualified stock options will vest in three equal annual increments beginning on August 19, 2015. Each option is subject to the condition that the optionee will have remained as a director through such vesting dates, and each option is subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and each optionee.

Director Compensation for 2014

The table below sets forth the compensation payable to our non-management directors for service during 2014 fiscal year.

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

C. David Allen, Jr.	$12,500	$—	$25,044	$—	$—	$—	$37,544
Richard L. Baum, Jr.	$62,500	$—	$40,806	$—	$—	$—	$103,306
Douglas E. Hailey	$62,500	$—	$55,776	$—	$—	$—	$118,276
Paul A. Seid	$12,500	$—	$25,044	$—	$—	$—	$37,544

(1)
L. Allen Baker, Jr., our President and Chief Executive Officer, is not included in this table because he was an employee of the Company during 2014 and therefore did not receive compensation for his service as a director. See “Executive Officers—Summary Compensation Table” for the compensation earned by Mr. Baker during 2014.

BG STAFFING – 2015 Proxy Statement – 9

CORPORATE GOVERNANCE

General

Our Board has established corporate governance practices designed to serve the best interests of the Company and our stockholders. In this regard, our Board has, among other things, adopted:

•
a code of business conduct and ethics applicable to all of our Board members, as well as all of our employees, including our President and Chief Executive Officer and Chief Financial Officer and Secretary;

•	procedures regarding stockholder communications with our Board and its committees;

•	a policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters;

•	provisions in our Bylaws regarding director candidate nominations and other proposals by stockholders; and

•	written charters for its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Our Board intends to monitor developing standards in the corporate governance area and, if appropriate, modify our policies and procedures with respect to such standards. In addition, our Board will continue to review and modify our policies and procedures as appropriate to comply with any new requirements of the Securities and Exchange Commission or NYSE MKT.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer and our chief financial officer (who is our principal accounting officer). Our Code of Ethics is available on our website at www.bgstaffing.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive, financial and accounting officers by posting the required information on our website at the above address. Our website is not part of this Proxy Statement.

Stockholder Communications with the Board

Stockholders may contact the Board or any committee of the Board by any one of the following methods:

By telephone: 972-692-2400	By mail: BG Staffing, Inc. Attn: Corporate Secretary 5000 Legacy Drive, Suite 350, Plano, Texas 75024	By e-mail: InvesterRelations@BGStaffing.com

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Director Attendance at Annual Meeting of Stockholders

Our Board has not adopted a formal policy stating that each member of the Board should attend our annual meeting of stockholders. However, we anticipate that each director will attend. The 2015 Annual Meeting of Stockholders will be our first stockholder meeting.

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PROPOSAL TWO:
TO AMEND THE COMPANY’S BYLAWS TO PROVIDE FOR REIMBURSEMENT TO THE COMPANY AND CERTAIN OTHER PERSONS OF LITIGATION EXPENSES WITH RESPECT TO UNSUCCESSFUL PROCEEDINGS INVOLVING STOCKHOLDERS AND CERTAIN OTHER PERSONS

We are proposing to the stockholders that they approve a resolution to adopt new Section 6.06 of the Company’s Bylaws. Our Board believes the amendment may mitigate costly (monetary and otherwise) stockholder litigation. Shifting the cost of defending such litigation to unsuccessful plaintiffs may impose meaningful discipline on the initiation of costly stockholder litigation by encouraging a more merits-based assessment of the potential claims against the Company before such claims are brought.
New Section 6.06 would provide, among other things, that to the fullest extent permitted by law at any time and from time to time, in the event that (i) any current or prior stockholder or anyone on their behalf (a “Claiming Party”) initiates any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or asserts any claim or counterclaim (each, a “Claim”), or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Company (including any Claim purportedly filed on behalf of any other stockholder) and/or any director, officer, employee, or affiliate thereof (each, a “Company Party”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the applicable Company Party for all fees, costs, and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the applicable Company Party may incur in connection with such Claim.
If the stockholders approve this proposal, Section 6.06 of the Bylaws will be revised as shown in Annex A.
Under our Bylaws, the amendment requires the affirmative “FOR” vote of the holders of at least 51% of the issued and outstanding shares of our common stock. Abstentions and any broker non-votes with respect to this proposal will be counted as votes “AGAINST” this proposal.
Our Board of Directors recommends that you vote “FOR” the proposal to amend the Company’s Bylaws as described above.

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PROPOSAL THREE:	RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On November 22, 2013, the Audit Committee decided to dismiss Grant Thornton LLP as the Company’s independent registered public accounting firm, effective immediately, and to engage Whitley Penn LLP effective November 25, 2013 as the Company’s independent registered public accounting firm commencing with the audit for the fiscal year ended December 29, 2013.
During the fiscal years ended December 25, 2011 (the “2011 Fiscal Year”) and December 30, 2012 (the “2012 Fiscal Year”) and the period from the end of the 2012 Fiscal Year through November 22, 2013, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in conjunction with its report on the Company’s consolidated financial statements for the relevant year, or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
Grant Thornton’s audit reports on the Company’s consolidated financial statements for the 2011 Fiscal Year and the 2012 Fiscal Year did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the 2011 Fiscal Year, the 2012 Fiscal Year and the period following the end of the 2012 Fiscal Year and ending immediately prior to the engagement of Whitley Penn, neither the Company, nor anyone on behalf of the Company, consulted with Whitley Penn regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Whitley Penn to the Company that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
In March 2015, the Audit Committee again appointed Whitley Penn as our independent registered public accounting firm for the fiscal year ending December 27, 2015. Our Board has further directed that we submit the selection of our independent registered public accounting firm for ratification by our stockholders at the annual meeting.

Representatives of Whitley Penn will not attend the annual meeting.

The Audit Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, and accordingly, all services and fees in 2014 and 2013 provided by Whitley Penn were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining Whitley Penn’s independence. The Audit Committee has determined that the rendering of non-audit services by Whitley Penn during the year ended December 28, 2014 and during the year ended December 29, 2013 was compatible with maintaining the firm’s independence.

Stockholder ratification of the selection of Whitley Penn as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Whitley Penn to the stockholders for ratification as a matter of good corporate practice. The Audit Committee believes it to be in the best interests of our stockholders to retain, and has retained, Whitley Penn as our independent registered public accounting firm for the year ending December 27, 2015. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue the retention of Whitley Penn. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and those of our stockholders. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit Committee’s analysis of this information, the Audit Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.

Our Board of Directors recommends that you vote “FOR” the proposal to ratify the selection of Whitley Penn LLP as our independent registered public accounting firm.

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Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered by Whitley Penn LLP for the fiscal years ended December 28, 2014 and December 29, 2013 are set forth below.

	2014	2013

Audit Fees (1)	$177,236	$109,472
Audit-Related Fees (2)	27,117	5,000
Tax Fees	—	—
All Other Fees	—	—
Total	$204,353	$114,472

(1)	Audit fees consist principally of fees for the audit of our consolidated financial statements and review of our interim consolidated financial statements.
(2)	These fees consist principally of fees related to the preparation of SEC registration statements and U.S. Department of Labor filings.

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AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.

In discharging its oversight responsibilities, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Standards Board, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 28, 2014 with management and the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934, as amended), and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee are “independent” as defined by SEC and NYSE MKT rules, and our Board has determined that Douglas E. Hailey is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the Company’s independent auditors, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2014, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Douglas E. Hailey, Chair
C. David Allen
Richard L. Baum, Jr.

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EXECUTIVE OFFICERS

The Board appoints our executive officers and updates the executive officer positions as needed throughout the year. Each executive officer serves at the behest of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal.

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position
L. Allen Baker, Jr.	64	President and Chief Executive Officer
Michael A. Rutledge	45	Chief Financial Officer and Secretary

L. Allen Baker, Jr. joined the board of managers of LTN Acquisition, LLC (the former parent of the predecessor to BG Staffing, Inc.) in 2008 while serving as the Executive Vice President/CFO of Impact Confections, Inc., a confections manufacturing company in Colorado, a position Mr. Baker held from 2002 through 2009 and was appointed to the Board in November 2013. He began serving as President and Chief Executive Officer of BG Staffing in 2009. From 1985 to 2002, Mr. Baker served as Executive Vice President and Chief Financial Officer of Piping Design Services, Inc. d/b/a PDS Technical Services, a national, privately held staffing company headquartered in the Dallas/Fort Worth area, with operations in 43 states. Prior to this position, he worked at Core Laboratories, Inc. as the Corporate Controller from 1980 to 1985 and as Data Processing Manager from 1976 to 1980. Mr. Baker held several computer programmer positions prior to joining Core Laboratories, Inc. He has a Bachelor of Science in Mathematics with a minor in Computer Information Systems from West Texas State University and a Master of Business Administration from the University of Dallas.

Michael A. Rutledge has served as Chief Financial Officer since September 2013 and has served as Secretary since November 2013. Prior to joining the Company, Mr. Rutledge was the Chief Financial Officer/Vice President of Finance at the Houston Chronicle Media Group, a media corporation, where he worked during 2013. From 2010 to 2013, he served as Vice President of Finance for Cantel Medical Corp, a medical device company. From 2006 to 2010, he was the Chief Financial Officer of NF Smith & Associates, LLC, an international distributor of electronic component parts. From 2005 to 2006, he was the Corporate Controller of Financial Reporting for Core Laboratories NV, an oilfield services company. Mr. Rutledge was an audit senior manager with Ernst & Young LLP, an international accounting firm, from 1992 to 2005. He is a Certified Public Accountant in the State of Texas. Mr. Rutledge graduated from Texas A&M University with a Bachelor of Business Administration in Accounting.

Named Executive Officers

 Our named executive officers for 2014 and the positions they held with the company as of December 28, 2014 are:

•	L. Allen Baker, Jr., our President and Chief Executive Officer; and

•	Michael A. Rutledge, our Chief Financial Officer and Secretary.

 Throughout this section, the term “named executive officer” is intended to refer to the individuals identified above. During 2014, we had only two executive officers, each of whom is set forth above.

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Summary Compensation Table

The following table presents compensation information for our named executive officers with respect to 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)

L. Allen Baker, Jr.(1) President and Chief Executive Officer	2014	$325,000	$32,500	(3)	$509	$929,683	$—	$—	$20,925	(2)	$1,308,617
	2013	$325,000	$178,750	(5)	$—	$—	$—	$—	$19,612	(4)	$523,362

Michael A. Rutledge Chief Financial Officer and Secretary	2014	$210,000	$—		$549	$149,568	$—	$—	$20,134	(6)	$380,251
	2013	$43,270	$9,000	(5)	$—	$—	$—	$—	$3,158	(7)	$55,428

(1) Mr. Baker also serves on our Board, but does not receive additional compensation to do so.
(2) Includes $11,750 representing matching 401(k) contributions made by us and $9,175 in medical benefits.
(3) 2014 bonus was earned in 2014 and paid in 2015.
(4) Includes $11,500 representing matching 401(k) contributions made by us and $8,112 in medical benefits.
(5) 2013 bonus was earned in 2013 and paid in 2014.
(6) Includes $20,099 in medical benefits and $35 of other perquisites.
(7) Includes $3,158 in medical benefits.

Agreements with Executive Officers

President and Chief Executive Officer

On April 30, 2009, we entered into an employment agreement with L. Allen Baker, Jr., pursuant to which Mr. Baker serves as our President and Chief Executive Officer. The agreement had an initial term of one year and automatically renews for successive one-year periods until terminated in accordance with its terms. We refer to each of these one-year periods as employment periods. Mr. Baker’s annual compensation is evaluated annually, but may not be less than $265,000 per year. Mr. Baker currently receives an annual base salary of $325,000.

Mr. Baker is eligible to receive an annual cash bonus based on our EBITDA (as defined in the employment agreement). At the beginning of each calendar year, our Board approves an operating EBITDA budget. If we achieve:

•
at least 85% of the approved EBITDA budget for the year, then Mr. Baker receives a cash bonus in an amount equal to 10% his annual salary for the applicable employment period in which the calendar year ends (or such greater amount as decided by our Board);

•
at least 95% of the approved EBITDA budget for the year, then Mr. Baker receives a cash bonus in an amount equal to 25% of his annual salary for the applicable employment period in which the calendar year ends (or such other greater amount as decided by our Board);

•
at least 100% of the approved EBITDA budget for the year, then Mr. Baker receives a cash bonus in an amount equal to 40% of his annual salary for the applicable employment period in which the calendar year ends (or such other greater amount as decided by our Board); and

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•
at least 110% of the approved EBITDA budget for the year, then Mr. Baker receives a cash bonus in an amount equal to 55% of his annual salary for the applicable employment period in which the calendar year ends (or such other greater amount as decided by our Board).

Pursuant to the employment agreement, Mr. Baker also received 87,010 Class B Units of LTN Acquisition, LLC, all of which vested. In connection with the merger of LTN Acquisition, LLC with and into LTN Staffing, LLC and the subsequent conversion of LTN Staffing, LLC into a Delaware corporation (BG Staffing, Inc.), such Class B Units converted into 5,700 shares of common stock of BG Staffing, Inc. Mr. Baker also receives certain other benefits as further described in his employment agreement.

Mr. Baker’s employment continues for successive one-year periods unless terminated by (a) his death, (b) his inability, by reason of a mental or physical condition, to perform the essential functions of his position, with reasonable accommodation, for an uninterrupted period of 60 consecutive business days or shorter periods aggregating to 60 business days during any continuous 12 month period, or such longer period as may be required by law, or (c) Mr. Baker or we, for any lawful reason or no reason, provided that if the termination by us is without “cause” (as defined in the employment agreement) or the termination by Mr. Baker is without “good reason” (as defined in the employment agreement), we or Mr. Baker, as applicable, must provide the other party with 30 days written notice before the effective date of the termination. Mr. Baker is required to give written notice of termination of his employment within 30 days after the occurrence of “good reason”; otherwise, the event relating to such good reason and Mr. Baker’s right to terminate his employment by reason thereof are deemed waived. “Good reason” is generally defined to include certain changes of title or responsibility or a “change of control” (as defined in the employment agreement) where Mr. Baker is terminated within one year thereof without cause or there is a change in the location of our executive offices.

In the event that Mr. Baker’s employment is terminated by us without cause or by Mr. Baker for good reason, Mr. Baker will receive as severance one month’s base salary for each two months of service in excess of three months (provided that severance may not exceed 12 months’ base salary). Mr. Baker will also generally be entitled to receive any bonus payable but unpaid, payment for unused vacation days, and unpaid reimbursements. The severance is contingent upon Mr. Baker’s execution of a separation agreement including a general release. In the event that Mr. Baker’s employment is terminated by us for cause, or by Mr. Baker other than for good reason, we will pay to Mr. Baker any monthly salary, bonus payable but unpaid, unused vacation, and expense reimbursements, earned or due to Mr. Baker but unpaid.

We and Mr. Baker have also entered into a confidentiality, non-solicitation, non-interference and non-competition agreement. Pursuant to the agreement, Mr. Baker generally agrees not to disclose our confidential information (as defined in the agreement) and, for a period of 18 months following his termination, not to compete with us, solicit our customers, interfere with our customer and supplier relationships, or solicit our employees.

Mr. Baker was granted stock options as further described under “Outstanding Equity Awards” below.

Chief Financial Officer

Michael A. Rutledge has served as Chief Financial Officer since September 2013 and Secretary since November 2013. Previously, Mr. Rutledge was the CFO/Vice President of Finance at the Houston Chronicle Media Group, a media corporation, where he worked during 2013. From 2010 to 2013, he served as Vice President of Finance for Cantel Medical Corp, a medical device company. From 2006 to 2010, he was the CFO of NF Smith & Associates, LLC, an international distributor of electronic component parts. From 2005 to 2006, he was the Corporate Controller of Financial Reporting for Core Laboratories NV, an oilfield services company. Mr. Rutledge was an audit senior manager with Ernst & Young LLP, an international accounting firm, from 1992 to 2005. He is a Certified Public Accountant in the State of Texas. Mr. Rutledge graduated from Texas A&M University with a Bachelor of Business Administration in Accounting.

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Outstanding Equity Awards

Outstanding equity awards as of December 28, 2014 were as follows:

Name	Option awards						Stock awards
	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

L. Allen Baker, Jr.	2/6/2014	170,271	—	—	$6.25	2/6/2024	—	—	—	—
	2/6/2014	17,402	—	—	$12.50	2/6/2024	—	—	—	—
	2/6/2014	28,000	42,000(1)	—	$6.25	2/6/2024	—	—	—	—
	2/6/2014	32,000	48,000(1)	—	$6.25	2/6/2024	—	—	—	—
Michael A. Rutledge	2/6/2014	20,000	30,000(1)	—	$6.25	2/6/2024	—	—	—	—

(1)    These options will vest in three equal annual installments beginning on February 6, 2016.

L. Allen Baker, Jr.

On February 6, 2014, the Compensation Committee granted nonqualified stock options to L. Allen Baker, Jr. (170,271 options with a $6.25 exercise price per share and 17,402 options with a $12.50 exercise price per share). The nonqualified stock options will expire on February 6, 2024, were vested in full on the date of grant, and are subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement (Vested) between the Company and Mr. Baker.

The Compensation Committee also granted an additional 70,000 nonqualified stock options with an exercise price of $6.25 per share to Mr. Baker. Each option will expire on February 6, 2024, one-fifth of the options vested on February 6, 2014 and the remainder of the options vest in four equal annual increments beginning on February 6, 2015, each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and Mr. Baker.

The Compensation Committee also granted incentive stock options with a $6.25 exercise price per share to Mr. Baker (80,000 options). The incentive stock options expire on February 6, 2024, one-fifth of the incentive stock option granted vested on February 6, 2014 and the remainder of the incentive stock options vest in four equal annual increments beginning on February 6, 2015, each incentive stock option will be subject to the condition that Mr. Baker will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each incentive stock option will be further subject to the other terms and conditions set forth in the 2013 Plan and in the Incentive Stock Option Agreement between the Company and Mr. Baker.

On June 24, 2014, the Compensation Committee granted a total of 8,800 shares to certain employees of the Company. Mr. Baker received 50 of these shares. Each of these shares was fully vested at the time of grant.

Michael A. Rutledge

The Compensation Committee also granted incentive stock options, each with a $6.25 exercise price per share to Michael A. Rutledge (50,000 options). The incentive stock options expire on February 6, 2024, one-fifth of the incentive stock option granted vested on February 6, 2014 and the remainder of the incentive stock options will vest in four equal annual increments beginning on February 6,

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2015, each incentive stock option will be subject to the condition that Mr. Rutledge will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each incentive stock option will be further subject to the other terms and conditions set forth in the 2013 Plan and in the Incentive Stock Option Agreement between the Company and Mr. Rutledge.

On June 24, 2014, the Compensation Committee granted a total of 8,800 shares to certain employees of the Company. Mr. Rutledge received 50 of these shares. Each of these shares was fully vested at the time of grant.

2013 Long-Term Incentive Plan

Our Board adopted our 2013 Plan effective December 20, 2013, and was approved by our shareholders on February 6, 2014. Our 2013 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, RSUs, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

A total of 900,000 shares of our common stock were originally reserved for issuance pursuant to our 2013 Plan.

Plan Administration. Our Compensation Committee administers our 2013 Plan. In the case of awards intended to qualify as ‘‘performance-based compensation’’ within the meaning of Section 162(m), the committee consists of two or more ‘‘outside directors’’ within the meaning of Section 162(m). Subject to the provisions of our 2013 Plan, the administrator has the power to administer our 2013 Plan, including but not limited to, the power to interpret the terms of our 2013 Plan and awards granted under it, to create, amend and revoke rules relating to our 2013 Plan, and to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce or increase their exercise prices, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards of the same type that may have a higher or lower exercise price or different terms, awards of a different type and/or cash.

Stock Options.    Stock options may be granted under our 2013 Plan. The exercise price of options granted under our 2013 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. For nonstatutory stock options the exercise price must equal at least 100% of the fair market value. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option generally will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. However, if the exercise of an option is prevented by applicable law the exercise period may be extended under certain circumstances. Subject to the provisions of our 2013 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights.    Stock appreciation rights may be granted under our 2013 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2013 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock.    Restricted stock may be granted under our 2013 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2013 Plan, will determine

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the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

RSUs.    RSUs may be granted under our 2013 Plan.  RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2013 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Performance Units and Performance Shares.    Performance units and performance shares may be granted under our 2013 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Outside Directors.    Our 2013 Plan provides that all outside directors will be eligible to receive all types of awards (except for incentive stock options) under our 2013 Plan.

Non-Transferability of Awards.    Unless the administrator provides otherwise, our 2013 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments.    In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2013 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2013 Plan and/or the number, class and price of shares covered by each outstanding award, and the numerical share limits set forth in our 2013 Plan. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

 Merger or Change in Control.    Our 2013 Plan provides that in the event of a merger or change in control, as defined under our 2013 Plan, each outstanding award will be treated as our board of directors determines.

Amendment; Termination.    The administrator will have the authority to amend, suspend or terminate our 2013 Plan provided such action does not impair the existing rights of any participant. Our 2013 Plan automatically will terminate in 2023, unless we terminate it sooner.

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RELATED PERSON TRANSACTIONS
Policy on Review and Approval of Transactions with Related Persons
Our Board is currently primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. Our Audit Committee is responsible for the review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is a director, executive officer, nominee for director or beneficial holder of more than of 5% of any class of our voting securities or an immediate family member of any of the foregoing. In the course of its review and approval or ratification of a related-person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.
Any member of the Audit Committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Management Agreement with Taglich Private Equity, LLC
We entered into a Management Agreement with Taglich Private Equity, LLC on October 17, 2007. In exchange for providing us with financial and management services we paid Taglich Private Equity, LLC an annual advisory fee of $175,000. The Management Agreement had an initial term of three years and was subject to automatic one-year renewals, unless terminated by either party with at least 30 days but not more than 60 days’ notice prior to the scheduled expiration date. The Management Agreement was terminated immediately upon the effectiveness of our conversion into a Delaware corporation on November 3, 2013. Douglas E. Hailey is a member of our Board and the controlling equity owner of Taglich Private Equity, LLC.
Capital Contribution Agreements with Taglich Private Equity, LLC
We have entered into capital contribution agreements with Taglich Private Equity, LLC pursuant to which Taglich Private Equity may make certain capital contributions to us in the event we are required to make certain “earnout” payments to the sellers of certain acquired assets and we are at such time in default, or such earnout payments would cause us to be in default, with respect to certain indebtedness.
Issuance and Exercise of Warrants—Legg Mason SBIC Mezzanine Fund, L.P.
On May 28, 2013, in connection with purchasing senior subordinated notes in the aggregate principal amount of $6.0 million to partially finance LTN Staffing, LLC’s (the predecessor of BG Staffing, Inc.) acquisition of substantially all of the assets of InStaff Holding Corporation and InStaff Personnel, LLC, Brookside Mezzanine Fund II, L.P. and Legg Mason SBIC Mezzanine Fund, L.P. each were issued a warrant to purchase up to the number of Class A units of LTN Acquisition, LLC (LTN Staffing, LLC’s direct parent) equal to 2% and 1%, respectively, of the issued and outstanding Class A units on a fully-diluted basis (amounting to 598,765 and 299,337 Class A units, respectively, as of the date of issuance of the warrants). The warrants had an exercise price of $0.01 per unit. $187,105 of the aggregate $4 million purchase price of the senior subordinated note and warrant purchased by Brookside was allocated to the purchase of Brookside’s warrant, $93,552 of the aggregate $2 million purchase price of the senior subordinated note and warrant purchased by Legg Mason was allocated to the purchase of Legg Mason’s warrant. Following the merger of LTN Acquisition, LLC with and into LTN Staffing, LLC and the conversion of LTN Staffing, LLC into a Delaware corporation (BG Staffing, Inc.), these warrants were replaced with warrants to purchase up to 119,476 and 59,729 shares of common stock of BG Staffing, Inc., respectively, at an exercise price of $0.01 per share. The warrants were exercised in December 2013.

BG STAFFING – 2015 Proxy Statement – 22

Legg Mason SBIC Mezzanine Fund, L.P. beneficially owns more than 5% of our outstanding common stock.
2014 Private Placement

In December 2014, we sold an aggregate of 963,750 shares of our common stock to various accredited investors in a private placement at a price of $9.75 per share. In connection with the private placement, we paid Taglich Brothers, Inc., as placement agent, commissions of approximately $751,725. We also issued to designees of Taglich Brothers warrants to purchase 96,375 shares of our common stock. The warrants are exercisable at any time commencing on the sixth month anniversary of the issuance date in whole or in part, at an initial exercise price per share of $9.75, and may be exercised in a cashless exercise. The exercise price and number of shares of common stock issuable under the warrants are subject to adjustments for stock dividends, splits, combinations and similar events. The warrants expire on the fifth anniversary of the date of issuance. The holders of the warrants are also entitled to certain registration rights. Michael N. Taglich and Robert F. Taglich are co-founders of Taglich Brothers, Inc. and the beneficial owners of more than 5% of our common stock, and Douglas E. Hailey, our Board member, is an employee of Taglich Brothers, Inc.

BG STAFFING – 2015 Proxy Statement – 23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers, and beneficial owners of more than 10% of our shares of common stock pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and other information available to us, we believe that all such ownership reports required to be filed by those reporting persons during and with respect to the 2014 fiscal year were timely made.

BG STAFFING – 2015 Proxy Statement – 24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2015 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors and director nominees; and

•	all our executive officers and directors as a group.

Each stockholder’s percentage ownership is based on 6,598,145 shares of common stock outstanding as of March 16, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of March 16, 2015 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

Except as otherwise set forth below, the address of the persons below is c/o BG Staffing, Inc., 5000 Legacy Drive, Suite 350, Plano, Texas 75024.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned		Percent of Common Stock Beneficially Owned
Legg Mason SBIC Mezzanine Fund, L.P.(1)	447,404		6.8%
Brookside Pecks Capital Partners, L.P.(2)	377,698		5.7%
Michael N. Taglich(8)	520,612	(3)	7.8%
L. Allen Baker, Jr.	430,751	(4)	6.3%
Robert F. Taglich(8)	397,780	(9)	6.0%
Michael A. Rutledge	20,050	(5)	*
Douglas E. Hailey	105,843	(6)	1.6%
Richard L. Baum, Jr.	78,691	(7)	1.2%
C. David Allen, Jr.	1,875	(10)	*
Paul A. Seid	71,772	(11)	1.1%
All executive officers and directors as a group (6 total)	706,548		10.3%

* Less than 1%.

(1)	The address of Legg Mason SBIC Mezzanine Fund, L.P. is 111 South Calvert Street, Suite 1800, Baltimore, Maryland 21202.
(2)	The address of Brookside Pecks Capital Partners, L.P. is 201 Tresser Boulevard, Suite 330, Stamford, Connecticut 06901.
(3)
Includes 41,870 shares of common stock and warrants to purchase 210 shares of common stock held by a private investment company controlled by Mr. Taglich, 11,873 shares registered in the name of an individual third party but over which Mr. Taglich has voting and investment control, 66,895 shares of common stock issuable upon exercise of warrants to purchase shares of common stock, and 8,204 shares of common stock held by Mr. Taglich as custodian for third parties.

BG STAFFING – 2015 Proxy Statement – 25

(4)	Includes 247,673 shares of common stock underlying options, 559 shares underlying warrants to purchase common stock, and 182,519 shares of common stock held by a trust.
(5)	Includes 20,000 shares of common stock issuable upon exercise of stock options.
(6)	Includes 24,644 shares of common stock issuable upon exercise of warrants to purchase shares of common stock and 13,373 shares underlying stock options.
(7)
Includes 1,875 shares of common stock underlying stock options, 65,111 shares of common stock and warrants to purchase 420 shares of common stock held by a private investment company controlled by Mr. Baum, and 5,388 shares of common stock held by a family trust.

(8)	The address of Michael N. Taglich and Robert F. Taglich is c/o Taglich Brothers, Inc., 790 New York Avenue, Suite 209, Huntington, New York 11743.
(9)
Includes 220 shares registered in the name of an individual third party but over which Mr. Taglich has voting and investment control, and 66,341 shares of common stock issuable upon exercise of warrants to purchase shares of common stock.

(10)	Includes 1,875 shares issuable upon the exercise of stock options.
(11)	Includes 1,875 shares issuable upon the exercise of stock options.

BG STAFFING – 2015 Proxy Statement – 26

SUBMISSION OF STOCKHOLDER PROPOSALS

From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements. We must receive proposals for possible inclusion in the proxy statement and form of proxy related to the 2016 Annual Meeting of Stockholders no later than November 27, 2015. Under our Bylaws, proposals for possible consideration at the 2016 Annual Meeting of Stockholders must be received by us no earlier than January 8, 2016, and no later than February 7, 2016. The 2016 Annual Meeting of Stockholders is expected to take place on May 5, 2016. Direct any proposals, as well as related questions, to Corporate Secretary, BG Staffing, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

BG STAFFING – 2015 Proxy Statement – 27

OTHER BUSINESS

The Board does not intend to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement and at this time has not been informed of any matters that may be presented to the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

*****PLEASE VOTE—YOUR VOTE IS IMPORTANT*****

BG STAFFING – 2015 Proxy Statement – 28

ANNEX A

PROPOSAL TWO:
TO AMEND THE COMPANY’S BYLAWS TO PROVIDE FOR REIMBURSEMENT TO THE COMPANY AND CERTAIN OTHER PERSONS OF LITIGATION EXPENSES WITH RESPECT TO UNSUCCESSFUL PROCEEDINGS INVOLVING STOCKHOLDERS AND CERTAIN OTHER PERSONS

Section 6.06     Litigation. Notwithstanding anything in these bylaws to the contrary, to the fullest extent permitted by law at any time and from time to time, in the event that (i) any current or prior stockholder or anyone on their behalf (a “Claiming Party”) initiates any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or asserts any claim or counterclaim (each, a “Claim”), or joins, offers substantial assistance to, or has a direct financial interest in any Claim against the Corporation (including any Claim purportedly filed on behalf of any other stockholder) and/or any director, officer, employee, or affiliate thereof (each, a “Company Party”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the applicable Company Party for all fees, costs, and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the applicable Company Party may incur in connection with such Claim. If any portion of this Section 6.06 shall be held to be invalid, illegal, or unenforceable facially or as applied to any circumstance for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining portions of this Section 6.06, or the validity, legality, and enforceability of such portion of this Section 6.06 as applied to any other circumstance, shall not in any way be affected or impaired thereby, and (2) to the fullest extent permitted by law, the provisions of this Section 6.06 (including, without limitation, each such portion held to be invalid, illegal, or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the portion of this Section 6.06 held invalid, illegal, or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees, and agents from personal liability in respect of their good faith service.

BG STAFFING – 2015 Proxy Statement – 29

ANNUAL MEETING OF SHAREHOLDERS OF

BG STAFFING, INC.

May 7, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, Annual Report on Form 10-K, and proxy card are available at http://www.astproxyportal.com/ast/18599/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

10030300000000000000 7 050715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTOR AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

NOMINEE:

☐ FOR THE NOMINEE — L. Allen Baker, Jr. Class I director

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

	FOR	AGAINST	ABSTAIN
2. To amend BG Staffing, Inc.'s Bylaws to provide for reimbursement to BG Staffing, Inc. and certain other persons of litigation expenses with respect to unsuccessful proceedings involving stockholders and certain other persons	☐	☐	☐
3. To ratify BG Staffing, Inc.'s Audit Committee's appointment of Whitley Penn LLP as independent registered public accounting firm for the year ending December 31, 2015	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BG STAFFING, INC.
proxy for annual meeting of shareholders on May 7, 2015
solicited on Behalf of the Board of directors

The undersigned hereby appoints L. Allen Baker, Jr. and Michael A. Rutledge, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of BG Staffing, Inc., to be held May 7, 2015 at Le Parker Meridien Hotel, 119 West 56th Street, New York, New York 10019, and at any adjournments or postponements thereof, as follows (if no direction is given as to the manner in which this proxy should be voted, it will be voted in accordance with the Board of Directors recommendations):

(continued and to be signed on the reverse side.)